Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND

RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 To Amended and Restated Employment Agreement (the “Amendment”) is made and entered into as of last date that appears below the parties’ signature lines on the last page of this Amendment, by and between Coffee Holding Co., Inc. (“Company”) and Mr. Andrew Gordon, an individual, (the “Executive”) (each individually, a “Party,” and collectively, the “Parties”).

WHEREAS, the Company entered into that certain Amended and Restated Employment Agreement, dated April 11, 2008 (the “Agreement”) with Executive;

WHEREAS, the Parties wish to amend the Agreement as set forth herein; and

WHEREAS, the defined terms in the Agreement shall have the same meaning as in the Agreement when used in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations, set forth herein, the Parties agree that the Agreement is hereby amended as follows:

I. Amendments To The Agreement.

A. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced by the following text:

Section 3.1 Base Salary. Beginning on February 1, 2026, and continuing during the Employment Term, as compensation for services hereunder and in consideration for the protective covenants set forth in Article V of this Agreement, Executive shall be paid base salary at an annual rate of $80,000.00 (Eighty Thousand Dollars) or such greater amount as may from time to time be approved by the Compensation Committee of the Board (the “Base Salary”). Base Salary shall be paid to Executive in accordance with the Company’s normal payroll practices.

B. The following text is hereby added to the Agreement between Section 3.2 and Section 3.3:

Section 3.2.1 Incentive Bonus.

(a) Executive is eligible to receive a bonus incentive payment (“Incentive Bonus”) in the gross amount of $1,600,000.00 (One Million Six Hundred Thousand Dollars), less deductions and withholdings applicable to taxes, if he remains employed by the Company until January 1, 2030. Any Incentive Bonus shall be paid within 74 days after January 1, 2030.

(b) If, prior to January 1, 2030, Executive is terminated for Cause, or resigns without Good Reason, Executive shall not be entitled to any portion of the Incentive Bonus.

(c) If, during the Employment Term, Executive is terminated without Cause, or resigns for Good Reason, the full amount of the Incentive Bonus shall be paid to Executive within 30 (thirty) days after Executive’s employment terminates, and Executive shall not be required to Execute a Release to receive the Incentive Bonus.

(d) If, during the Employment Term, Executive (i) is terminated due to disability; or (ii) dies, Executive, or his estate as the case may be, shall be entitled to a pro-rated Incentive Bonus. The pro-rated Incentive Bonus will be calculated by dividing the number of full calendar quarters that have passed since January 1, 2026 at the time Executive’s employment terminates and multiplying the resulting percentage by the amount of the Incentive Bonus. For example, if Executive were terminated due to Disability on January 10, 2028, after eight full calendar quarters had passed, the calculation would be as follows: 8/16 = 50% x $1,600,000 = $800,000. Any pro-rated Incentive Bonus shall be paid to Executive or his estate within 30 (thirty) days after Executive’s employment terminates and Executive shall not be required to Execute a Release to receive such pro-rated Incentive Bonus.

C. The following text is hereby added to the Agreement immediately after Section 4.5(d):

(e) In order to receive the Severance Benefits, within 21 days after the termination of employment, Executive must return, sign, and not revoke, a general release agreement (the “Release”) waiving and releasing any and all claims arising from or concerning Executive’s employment, and covenanting not to sue the Company over any released claims, in a form reasonably acceptable to the Company. The Release shall not be mutual, and shall not impose any substantive obligations upon Executive other than the release and the covenant not to sue. For the avoidance of doubt, it is expressly stated that the Release shall not impose any confidentiality, non-competition, non-solicitation, non-disparagement, arbitration, or post-employment cooperation, obligations upon Executive. The Release shall not impose any attorney-fee shifting or indemnity obligations upon either the Executive or the Company.

II. No Other Amendments.

Except as specifically set forth in this Amendment, there are no other amendments to the Agreement and the Agreement shall remain unmodified and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 To Amended and Restated Employment Agreement as of the dates set forth below.

COFFEE HOLDING CO., INC.

/s/ Andrew Gordon		By:	/s/ David Gordon
Andrew Gordon

Dated:	02/02/26	Print Name:	David Gordon

		Print Title:	Executive Vice President and Secretary

		Dated:	02/26/26